Exhibit 10.1

ENTRUSTED MANAGEMENT AGREEMENT

BETWEEN

LI TAO AND OTHER INDIVIDUALS

XI’AN TECHTEAM INVESTMENT HOLDING GROUP COMPANY

SHENZHEN CAPITAL GROUP CO., LTD

XI’AN HONGTU CAPITAL CO., LTD

SHAANXI YUANXING SECIENCE AND TECHNOLOGY CO., LTD

XI’AN KINGTONE INFORMATION TECHNOLOGY CO., LTD

AND

XI’AN SOFTECH CO., LTD

December 15, 2009

Entrusted Management Agreement

This Entrusted Management Agreement (the “Agreement”) is entered into as of December 15, 2009 in Xi’an by:

Party A

1.         Li Tao and other seventeen individuals (collectively, the “Individual Shareholders”), collectively own 61.6% shares of Xi’an Kingtone Information Technology Co., Ltd, of which Li Tao owns 36.61% shares of Xi’an Kingtone Information Technology Co., Ltd ; the specific list of the Individual Shareholders is referred hereto as Exhibit A;

2.         Xi’an TechTeam Investment Holding Group Company, a limited liability company registered in Xi’an, and the registration number of its legal and valid Business License is 610131100003173; and it owns 25% shares of Xi’an Kingtone Information Technology Co., Ltd;

3.         Shenzhen Capital Group Co., Ltd，a limited liability company registered in Shenzhen, and the registration number of its legal and valid Business License is 440301103269709; and it owns 7.42% shares of Xi’an Kingtone Information Technology Co., Ltd;

4.         Xi’an Hongtu Capital Co., Ltd, a limited liability company registered in Xi’an, and the registration number of its legal and valid Business License is 610100100085399; and it owns 3.30% shares of Xi’an Kingtone Information Technology Co., Ltd;

5.         Shaanxi Yuanxing Science and Technology Co., Ltd, a limited liability company registered in Xi’an, and the registration number of its legal and valid Business License is 610000100089857; and it owns 2.68% shares of Xi’an Kingtone Information Technology Co., Ltd;

6.         Xi’an Kingtone Information Technology Co., Ltd is an enterprise limited by shares which is incorporated and existing within the territory of China in accordance with the law of the People’s Republic of China, the registration number of its legal and valid Business License is 610131100001233 and the legal registered address is the 3/F of District A, the Industry Office Building, No.181 of Tai Bai Southern Road, Xi’an City, China.

and

Party B

Xi’an Softech Co., Ltd, a wholly foreign-owned enterprise registered in Xi’an; and the registration number of its legal and valid Business License is 610100400006807;

 Whereas,

1.        Party A constitutes Xi’an Kingtone Information Technology Co., Ltd (hereinafter referred to as “Kingtone Information”) and all of its shareholders hold all issued and outstanding shares of Kingtone Information. Under this Agreement, Li Tao and other individuals, Xi’an TechTeam Investment Holding Group Company, Shenzhen Capital Group Co., Ltd, Xi’an Hongtu Capital Co., Ltd, Shaanxi Yuanxing Science and Technology Co., Ltd, Kingtone Information have acted collectively as one party to this Agreement;

2.        Xi’an Softech Co., Ltd is a wholly-foreign owned enterprise incorporated and existing within the territory of China in accordance with the law of the People’s Republic of China, the registration number of its legal and valid Business License is 610100400006807, and the legal registered address is 3/F of District A, the Industry Office Building, No.181 of Tai Bai Southern Road, Xi’an City, China.

3.        Party A desires to entrust Party B to manage and operate Kingtone Information;

4.        Party B agrees to accept such entrustment and to manage Kingtone Information on behalf of Party A.

Therefore, in accordance with laws and regulations of the People’s Republic of China, the Parties agree as follows after friendly consultation based on the principle of equality and mutual benefit.

Article 1       Entrusted Management

1.1      Party A agrees to entrust the management of Kingtone Information to Party B pursuant to the terms and conditions of this Agreement. Party B agrees to manage Kingtone Information in accordance with the terms and conditions of this Agreement.

1.2      The term of this Entrusted Management Agreement (the “Entrusted Period”) shall be from the effective date of this Agreement to the earlier of the following:

(a)         the winding up of Kingtone Information, or
(b)         the termination date of this Entrusted Management Agreement to be determined by the Parties hereto, or
(c)         the date on which Party B completes the acquisition of Kingtone Information.

1.3      During the Entrusted Period, Party B shall be fully and exclusively responsible for the management of Kingtone Information. The management service includes without limitation the following:

(a)         Party B shall be fully and exclusively responsible for the operation of Kingtone Information, which includes the right to appoint and terminate executive director and the right to hire managerial and administrative personnel etc. Party A or its voting proxy shall make shareholder’s resolution and Board of Directors’ resolution based on the decision of Party B.

(b)         Party B has the full and exclusive right to manage and control all cash flow and assets of Party A. Kingtone Information shall open an entrusted account or designate an existing account as an entrusted account. Party B has the full and exclusive right to decide the use of the funds in the entrusted account. The authorized signature of the account shall be appointed or confirmed by Party B. All of the funds of Kingtone Information shall be kept in this account, including but not limited to its existing working capital and purchase price received from selling its production equipment, inventory, raw materials and accounts receivable to Party B (if any), all payments of funds shall be disbursed through this entrusted account, including but not limited to the payment of all existing accounts payable and operating expenses, payment of employees salaries and purchase of assets, and all revenues from its operation shall be kept in this account.

(c)         Party B shall have the full and exclusive right to control and administrate the financial affairs and daily operation of Kingtone Information, such as entering into and performance of contracts, and payment of taxes etc.

1.4      In consideration of the services provided by Party B hereunder, Party A shall pay the entrusted management fee to Party B which shall be equal to the earnings before tax (if any) of Kingtone Information. The entrusted management fee shall be as follows: during the term of this agreement, the entrusted management fee shall be equal to Kingtone Information’s estimated earnings before tax, being the monthly revenues after deduction of operating costs, expenses and taxes other than income tax. If the earnings before tax is zero, Kingtone Information is not required to pay the entrusted management fee; if Kingtone Information sustains losses, all such losses will be carried over to next month and deducted from next month’s entrusted management fee. Both Parties shall calculate, and Party A shall pay, the monthly entrusted management fee within 20 days of the following month. The above monthly payment shall be adjusted after the end of each quarter but before the filing of tax return for such quarter (the “Quarterly Adjustment”), so as to make the after-tax profit of Kingtone Information of that quarter is zero. In addition, the above monthly payment shall be adjusted after the end of each fiscal year but before the filing for the yearly tax return (the “Annual Adjustment”), so as to make the after-tax profit of Kingtone Information of that fiscal year is zero.

1.5      Party B shall assume all operation risks out of the entrusted management of Kingtone Information and bear all losses of Kingtone Information. If Kingtone Information has no sufficient funds to repay its debts, Party B is responsible for paying off these debts on behalf of Kingtone Information; if Kingtone Information’s net assets are lower than its registered capital, Party B is responsible for funding the deficit.

Article 2       Rights and Obligations of the Parties

2.1      During the term of this Agreement, Party A’s rights and obligations include:

(a)         to hand over Kingtone Information to Party B for entrusted management as of the effectiveness date of this Agreement and to hand over all of business materials together with Business License and corporate seal of Kingtone Information to Party B;
(b)         Party A has no right to make any decision regarding Kingtone Information’s operations without the prior written consent of Party B;
(c)         to have the right to know the business conditions of Kingtone Information at any time and provide proposals;
(d)         to assist Party B in carrying out the entrusted management in accordance with Party B’s requirement;
(e)         to perform its obligations pursuant to the Shareholders’ Voting Rights Proxy
Agreement, signed by and between Individual Shareholders, Xi’an TechTeam Investment Holding Group Company, Shenzhen Capital Group Co., Ltd, Xi’an Hongtu Capital Co., Ltd, Shaanxi Yuanxing Science and Technology Co., Ltd and Party B on December 15, 2009 in Xi’an , and not to violate the said agreement;
(f)          not to intervene Party B’s management over Kingtone Information in any form by making use of shareholder’s power;
(g)         not to entrust or grant their shareholders’ rights in Kingtone Information to a third party other than Party B without Party B’s consent;
(h)         not to otherwise entrust other third party other than Party B to manage Kingtone Information in any form without Party B’s prior written consent;
(i)          not to terminate this Agreement unilaterally with for any reason whatsoever; or
(j)          to enjoy other rights and perform other obligations under the Agreement.

2.2      During the term of this Agreement, Party B’s rights and obligations include:

(a)         to enjoy the full and exclusive right to manage Kingtone Information independently;
(b)         to enjoy the full and exclusive right to dispose of all assets of Kingtone Information;
(c)         to enjoy all profits and bear losses arising from Kingtone Information’s operations during the Entrusted Period;
(d)         to appoint executive director of Kingtone Information;
(e)         to appoint the legal representative, general manager, vice general manager, financial manager and other senior managerial personnel of Kingtone Information;
(f)          to convene shareholders’ meetings of Kingtone Information in accordance with the Shareholders’ Voting Rights Proxy Agreement and sign resolutions of shareholders’ meetings; and
(g)         to enjoy other rights and perform other obligations under the Agreement.

Article 3       Representations and Warranties

3.1      The Parties hereto hereby make the following representations and warranties to each other as of the date of this Agreement that:

(a)         has the right to enter into the Agreement and the ability to perform the same;
(b)         the execution and delivery of this Agreement by each party have been duly authorized by all necessary corporate action;
(c)         the execution of this Agreement by the officer or representative of each party has been duly authorized；
(d)         each party has no other reasons that will prevent this Agreement from  becoming a binding and effective agreement between both parties after execution;
(e)         the execution and performance of the obligations under this Agreement will not violate any provision of the business license, articles of association or other similar documents of its own;
(f)          violate any provision of the laws and regulations of PRC or other governmental or regulatory authority or approval;
(g)         violate or result in a breach of any contract or agreement to which the party is a party or by which it is bound.

3.2      The Parties hereto agree that the execution of this Agreement by Xi’an TechTeam Investment Holding Group Company, Shenzhen Capital Group Co., Ltd, Xi’an Hongtu Capital Co., Ltd and Shaanxi Yuanxing Science and Technology Co., Ltd (collectively, the “Institutional Shareholders”) shall be on the condition that ReiZii Capital Management Ltd agrees to issue the designated shares of ReiZii to the Institutional Shareholders or any third party designated by them.

3.3      Party A and Party B agree that both parties will revise this Agreement to satisfy the Kingtone Information’ needs at times in good faith and on a best effort basis.

Article 4       Effectiveness

This Agreement shall take effect after it is duly executed by the authorized representatives of the parties hereto with seals affixed.

Article 5       Liability for Breach of Agreement

During the term of this Agreement, any violation of any provisions herein by either party constitutes breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of this breach.

Article 6       Force Majeure

The failure of either party to perform all or part of the obligations under the Agreement due to force majeure shall not be deemed as breach of contract. The affected party shall present promptly valid evidence of such force majeure, and the failure of performance shall be settled through consultations between the parties hereto.

Article 7       Governing Law

The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People’s Republic of China.

Article 8       Settlement of Dispute

Any disputes under the Agreement shall be settled at first through friendly consultation between the parties hereto. In case no settlement can be reached through consultation, each party shall have the right to submit such disputes to China International Economic and Trade Arbitration Commission. The arbitration award shall be final and binding on both parties.

Article 9       Confidentiality

9.1      The parties hereto agree to cause its employees or representatives who has access to and knowledge of the terms and conditions of this Agreement to keep strict confidentiality and not to disclose any of these terms and conditions to any third party without the expressive requirements under law or request from judicial authorities or governmental departments or the consent of the other party, otherwise such party or personnel shall assume corresponding legal liabilities.

9.2      The obligations of confidentiality under Section 1 of this Article shall survive after the termination of this Agreement.

Article 10       Severability

10.1    Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2    In the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11       Non-waiver of Rights

11.1    Any failure or delay by any party in exercising its rights under this Agreement shall not constitute a waiver of such right.

11.2    Any failure of any party to demand the other party to perform its obligations under this Agreement shall not be deemed as a waiver of its right to demand the other party to perform such obligations later.

11.3    If a party excuses the non-performance by other party of certain provisions under this Agreement, such excuse shall not be deemed to excuse any future non-performance by the other party of the same provision.

Article 12       Non-transferability

Unless otherwise specified under this Agreement, no party can assign or delegate any of the rights or obligations under this Agreement to any third party nor can it provide any guarantee to such third party or carry out other similar activities without the prior written consent from the other party.

Article 13       Miscellaneous

13.1    Any and all taxes arising from execution and performance of this Agreement and during the course of the entrusted management and operation shall be borne by the Parties respectively pursuant to the provisions of laws and regulations.

13.2    Any amendment entered into by the parties hereto after the effectiveness of this Agreement shall be an integral part of this Agreement and have the same legal effect as part of this Agreement. In case of any discrepancy between the amendment and this Agreement, the amendment shall prevail. In case of several amendments, the amendment with the latest date shall prevail.

13.3    This Agreement is executed by Chinese and English in duplicate and both the English version and Chinese version shall have the same effect. Each of the original Chinese and English versions of this Agreement shall be executed in twenty-four copies. Each party shall hold one original for each version.

(This space intentionally left blank)

IN WITNESS HEREOF, the Parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

PARTY A:

Li Tao

(Signature):	/s/ Li Tao

Chen Xue Tao

(Signature):	/s/ Chen Xue Tao

Wang Wan Jiao

(Signature):	/s/ Wang Wan Jiao

Wu Li

(Signature):	/s/ Wu Li

Pu Wei

(Signature):	/s/ Pu Wei

Zhang Yu Fan

(Signature):	/s/ Zhang Yu Fan

Guo Ming

(Signature):	/s/ Guo Ming

Zhang Wei

(Signature):	/s/ Zhang Wei

Li Jian Ping

(Signature):	/s/ Li Jian Ping

Qin Shu Ling

(Signature):	/s/ Qin Shu Ling

Li Jing

(Signature):	/s/ Li Jing

Zhang Xiao Ming

(Signature):	/s/ Zhang Xiao Ming

Zhang Xiao Bin
(Signature):	/s/ Zhang Xiao Bin

Wang Wei

(Signature):	/s/ Wang Wei

Zhang Peng

(Signature):	/s/ Zhang Peng

Xi Peng Guo

(Signature):	/s/ Xi Peng Guo

Chen Xian Ying

(Signature):	/s/ Chen Xian Ying

Ma Jun

(Signature):	/s/ Ma Jun

Xi’an TechTeam Investment Holding Group Company

                   (Seal)

Legal Representative/Authorized Representative

(Signature):	/s/ Li Tao

Shenzhen Capital Group Co., Ltd

                   (Seal)

Legal Representative/Authorized Representative

(Signature):	/s/ Jin Hai Tao

Xi’an Hongtu Capital Co., Ltd

                   (Seal)

Legal Representative/Authorized Representative

(Signature):	/s/ Xia Fu Xi

Shaanxi Yuanxing Science and Technology Co., Ltd

                   (Seal)

Legal Representative/Authorized Representative

(Signature):	/s/ Li Ke Chen

Xi’an Kingtone Information Technology Co., Ltd

                   (Seal)

Legal Representative/Authorized Representative

(Signature):	/s/ Li Tao

PARTY B: Xi’an Softech Co., Ltd.

                   (Seal)

Legal Representative/Authorized Representative

(Signature):	/s/ Wang Wan Jaio

Exhibit A

List of Individual Shareholders

Name	ID Card Number	Share Percentage

Li Tao	610103196511281613	36.61%

Chen Xue Tao	61010319710930165X	8.93%

Wang Wan Jiao	610104198109266162	5.35%

Wu Li	610111620918202	1.09%

Pu Wei	610104196910302123	1.04%

Zhang Yu Fan	610103196508063244	0.89%

Guo Ming	610113195801080017	0.89%

Zhang Wei	610103197802122043	0.89%

Li Jian Pin	610103681102368	0.89%

Qin Shu Ling	610113195503020446	0.89%

Li Jing	420500197212035246	0.89%

Zhang Xiao Ming	610113195303102930	0.89%

Zhang Xiao Bin	612325197911180016	0.53%

Wang Wei	610627198201080055	0.38%

Zhang Peng	622101196712220017	0.36%

Xi Peng Guo	610431197601031334	0.36%

Chen Xian Ying	610112750201523	0.36%

Ma Jun	612728196803210253	0.36%